UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2015

McGRAW HILL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of principal executive offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors of McGraw Hill Financial, Inc. (the “Company”) announced that Harold McGraw III informed the Board of his decision not to stand for re-election as a director at the Annual Meeting of Shareholders scheduled to take place on April 29, 2015. Mr. McGraw has been non-executive Chairman of the Board since he retired as President and CEO of the Company on November 1, 2013. Prior to that, he had been Chairman of the Board since 2000, President since 1993, President and Chief Executive Officer since 1998, and a director of the Company for 27 years. Mr. McGraw’s decision did not result from any disagreement or dispute with the Company or its management. In recognition of Mr. McGraw’s many significant contributions to the Company, the Board of Directors will confer upon him the honorary title of “Chairman Emeritus” when he retires on April 29.

The Board also announced that it intends to propose that Charles E. Haldeman, Jr. serve as non-executive Chairman of the Board following the 2015 Annual Meeting. Mr. Haldeman has been an independent Director of the Company since 2012.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by McGraw Hill Financial, Inc., dated February 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2015

McGRAW HILL FINANCIAL, INC.

By:	/s/ Scott L. Bennett
Name:	Scott L. Bennett
Title:	Senior Vice President, Associate General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release issued by McGraw Hill Financial, Inc., dated February 25, 2015